Exhibit 10.25

                              SETTLEMENT AGREEMENT

         This "Settlement Agreement" is executed on May 15, 2000, by and between the UNITED STATES OF AMERICA, Department of Energy, acting by and through the BONNEVILLE POWER ADMINISTRATION ("Bonneville) and ELECTRIC LIGHTWAVE, INC. ("ELI"), a corporation organized and existing under the laws of the State of Delaware. Both Bonneville and ELI may be referred to herein individually as "Party" and collectively as "Parties".

                                    RECITALS

         WHEREAS, the Parties heretofore entered into separate License agreements regarding ELI's use of fiber-optic cable installed by Bonneville on its power transmission system, three (3) of which remain in effect (Agreement Numbers 97TX-10072, 97TX-10080 and 98TX-10143, collectively, the "Existing Agreements").

         WHEREAS, various disputes have arisen between the Parties concerning their rights, obligations and performance under the terms of the Existing Agreements, which disputes have led to litigation, now on appeal before the U.S. Court of Appeals for the Ninth Circuit, Electric Lightwave, Inc. v. Bonneville Power Administration, Case No. 99-35593; and three separate arbitration proceedings, including any counterclaims, now pending through the American Arbitration Association (Case Nos. 23 19800010 99, 23 198 00085 99, and 23 198
00011 00).

         WHEREAS, both Parties desire to resolve their disputes by reforming and replacing each of the Existing Agreements with a single new License Agreement.

         WHEREAS, each Party desires to release the other Party from present and future claims, counterclaims and causes of action arising under the Existing Agreements, except as to the provisions expressly preserved by section 2 below, upon payment of the liquidated amounts specified herein, and to seek dismissal with prejudice of all litigation and arbitration proceedings relating to the Existing Agreements.

         NOW THEREFORE, the Parties mutually covenant and agree as follows:

1) Each Party acknowledges the contemporaneous execution of a new "license Agreement" which becomes effective upon execution (referenced therein as the "Effective Date"), and which comprehensively specifies all prices, terms and conditions pursuant to which Bonneville has granted a twenty-year
     (20)License providing ELI with the right to access and the exclusive right to use, resell, sublicense and or exchange the full electromagnetic capacity of certain designated Bonneville optical fibers. A copy of the executed License Agreement is attached hereto as Exhibit A.

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2)   Each of the Existing  Agreements is hereby terminated with no further force or effect on either Party, excepting only:

     a) the indemnification provisions thereof, which shall survive and remain in effect until satisfied or until applicable statutes of limitations expires, but only concerning reimbursement of any third-party claims regarding actions, taken or omitted by either Party with respect to any Existing Agreement prior to the Effective Date,

     b) the insurance provisions thereof, which shall survive and remain in effect until all applicable claims are recovered or until applicable statutes of limitations expire, but only concerning reimbursement of any third-party claims regarding actions, taken or omitted by ELI with respect to any Existing Agreement prior to the Effective Date, and

     c) the confidentiality provisions thereof, regarding which the Parties hereby restate and reaffirm their intention to protect the confidentiality of each Existing Agreement, which contain proprietary ELI business information and all proprietary or otherwise confidential information exchanged between them in performance thereof.

3) Except as specifically reserved pursuant to section 2 above, each Party hereby irrevocably releases, and covenants not to sue, the other Party regarding any and all past, present and future claims, counterclaims, and other causes of action, arising from or relating to any of the Existing Agreements, including but not limited to demands for payment or performance, regardless of whether such claims, counterclaims, or causes of action have been previously made, identified, or quantified. Bonneville hereby acknowledges receipt from ELI of the following amounts:

     a) Exactly $1,100,000.00 which is the liquidated sum of all amounts that are, have been, or may ever be, due and payable by ELI to Bonneville under any and all of the Existing Agreements through and including May 15, 2000, the date on which each of the Existing Agreements is terminated pursuant to section 2 above, except as preserved by sections 2(a) and 2(b) thereof, and

     b) Exactly [*], which satisfies all ELI obligations under section 10 of Contract No. 98TX-10143 regarding the purchase, installation and testing of certain "BPA Terminal Equipment", which equipment is part of "Bonneville Facilities", as defined in section 1(b) of the License Agreement.

4) Bonneville hereby acknowledges the contemporaneous execution of the Guaranty between Bonneville and ELI's corporate parent, Citizens Utilities Company ("Citizens"), which, as stated with greater detail therein, provides for Citizens' guarantee of ELI's License fees and Annual Maintenance Payments, specified in sections 8(a) and 8(b) of the License Agreement, and Liquidated Damages payment specified in section 16(b)(4) of the License Agreement, throughout the term of the License Agreement but subject to an aggregate limit of $20,000,000.00. A copy of the executed Guaranty is attached hereto as Exhibit B.

* Confidential material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

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5)   ELI shall move to dismiss,  with  prejudice  and without  award of costs or attorney fees to either Party, all existing litigation and arbitration actions between ELI and Bonneville. Each Party hereby acknowledges that the relevant pleadings have been signed by their respective counsel. ELI shall file such pleadings on or before May 17, 2000, with date-stamped copies thereof to be furnished to Bonneville within four (4) days thereafter. Nothing contained in this Settlement Agreement is intended by either Party to constitute an admission of liability or acknowledgement of fact, allegation, or claim that has been or could have been made.

6) The Parties shall treat this Settlement Agreement and the License Agreement, Exhibit A, particularly the pricing provisions thereof, as confidential and proprietary and shall take reasonable steps to protect them against unauthorized use or disclosure. If a request is received under the Freedom of Information Act, 5 U.S.C. 552, Bonneville shall promptly notify ELI of such request to accord ELI reasonable time within which to seek to enjoin any administratively determined disclosure. Neither Party shall make initial public announcement of this Settlement Agreement without the prior review by the other Party, unless such public announcement is necessary to comply with applicable law.

7) Each Party represents and warrants that the individual executing this Settlement Agreement on its behalf is unconditionally authorized to do so with full authority to bind such party to each and every provision of this Settlement Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement in two counterparts.

ELECTRIC LIGHTWAVE, INC.                 UNITED STATES OF AMERICA
                                         Department of Energy
                                         Bonneville Power Administration

By:      /s/ Rudy J. Graf                By:      /s/ Robert C. Lahmann
Name:    Rudy J. Graf                    Name:    Robert C. Lahmann
Title:   Chief Executive Officer         Title:   Transmission Account Executive
Date:    5/15/00                         Date:    5/15/00

Exhibits:
         Exhibit A:        License Agreement
         Exhibit B:        Guaranty Agreement


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